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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 5, 2004


                              TERRA INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)



           Maryland                      1-8520                  52-1145429
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                                  Terra Centre
                        600 Fourth Street, P.O. Box 6000
                           Sioux City, Iowa 51102-6000
                                 (712) 277-1340
          (Address of Principal Executive Offices, including Zip Code)
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         On November 5, 2004, Terra Industries Inc. (the "Company") announced that the initial purchasers of its 4.25% Series A cumulative convertible perpetual preferred shares ("Series A Preferred Shares") have exercised their option to purchase an additional $20 million, or 20,000, of the Series A Preferred Shares. The sale of the Series A Preferred Shares closed on November 10, 2004. A copy of the press release is filed herewith as Exhibit 99.1. The Company estimates net proceeds from the offering of approximately $19.3 million (after deducting the initial purchasers' discount of 3.5%, plus related expenses). Proceeds from this sale will be used for general corporate purposes. The Series A Preferred Shares were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

         The Series A Preferred Shares are not redeemable by the Company and may be converted at any time, at the option of the holder, into 100.4016 common shares of the Company. On or after December 20, 2009, the Company may cause the Series A Preferred Shares to be automatically converted into that number of common shares that are issuable at the then prevailing conversion rate only if the closing price of the Company's common shares exceeds 140% of the then prevailing conversion price for 20 trading days during any consecutive 30 trading day period. The holders of the Series A Preferred Shares may require the Company to purchase all or part of the shares held by them upon a "Fundamental Change" (as defined in the Articles Supplementary for the Series A Preferred Shares) for an amount equal to 100% of the liquidation preference of the Series A Preferred Shares to be repurchased, plus accrued and unpaid dividends.

         At anytime after the date of issuance, subject to certain restrictions, the Company has the right to require the holders of the Series A Preferred Shares to exchange such shares for convertible subordinated debentures having an aggregate principal amount equal to the aggregate liquidation preference of the Series A Preferred Shares and having a conversion rate and interest rate substantially identical to the conversion rate and dividend rate for the Series A Preferred Shares. The convertible subordinated debentures mature on the thirtieth anniversary of the exchange date.

         For additional information regarding the Series A Preferred Shares, including a copy of the Articles Supplementary, and convertible subordinated debentures, see the exhibits to the Company's Form 10-Q filed on November 9, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (c)      Exhibits

                   99.1     Press Release issued November 5, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             TERRA INDUSTRIES INC.


                                             /s/ Mark A. Kalafut
                                             -----------------------------------
                                             Mark A. Kalafut
                                             Vice President, General Counsel and
                                             Corporate Secretary


Date: November 10, 2004